Elevation Series Trust 485BPOS

Exhibit 99.(e)(2)

Amendment #4 to the Distribution Agreement

This Amendment #4 to the Distribution Agreement is entered into on January 16, 2025 (the “Amendment”) by and among each of Elevation Series Trust, a Delaware statutory trust (the “Trust”), on behalf of each of its series listed on Exhibit A hereto (each, a “Fund” and collectively, the “Funds”), and Paralel Distributors LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Distributor and the Trust a previously entered into the Distribution Agreement, dated as of September 27, 2022 (as amended, restated, modified or supplemented from time to time, the “Agreement”) pursuant to which it provides underwriting and other services to the Funds; and

WHEREAS, the Distributor and the Trust wish to amend the amend Exhibit A to the Agreement to reflect the addition of certain new funds (each, a “New Fund”).

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.	Exhibit A of the Agreement is superseded and replaced with the Exhibit A attached hereto, with the effective date of each New Fund as set forth within or upon the commencement date of such New Fund.

2.	The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ELEVATION SERIES TRUST A Delaware statutory trust

By:	/s/ Brad Swenson
Name:	Brad Swenson
Title:	President

PARALEL DISTRIBUTORS LLC A Delaware limited liability company

By:	/s/ Jeremy May
Name:	Jeremy May
Title:	Chief Executive Officer

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EXHIBIT A

Funds

Fund Name	Effective Date
SRH U.S. Quality ETF	September 27, 2022
Sovereign's Capital Flourish Fund	October 3, 2023
SRH REIT Covered Call ETF	November 2, 2023
TrueShares Quarterly Bull Hedge ETF	July 1, 2024
TrueShares Quarterly Bear Hedge ETF	July 1, 2024
TrueShares Seasonality Laddered Buffered ETF	Upon Commencement of Operations
The Opal International Dividend Income ETF	December 26, 2024
Clough Hedged Equity ETF	January 16, 2025
Clough Select Equity ETF	January 16, 2025

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